Exhibit 99.1

Press Contact:
Michael T. Burns
Investor Relations
Harris Interactive Inc.
800-866-7655 x7328
mburns@harrisinteractive.com
Harris Interactive® Announces Appointment of Interim Chief Financial Officer
New York, New York — November 17, 2009 — Harris Interactive (NASDAQ: HPOL), a leading global custom market research firm, today announced the appointment of Eric W. Narowski, Senior Vice President, Principal Accounting Officer and Global Controller of the Company, as interim Chief Financial Officer in place of Robert J. Cox, who has tendered his resignation as Executive Vice President, Chief Financial Officer and Treasurer of the Company.
Mr. Cox is stepping down to pursue other career opportunities and has agreed to assist with an orderly transition of his responsibilities and work. Mr. Cox’s departure is not based on any disagreement with the Company’s accounting principles or practices or financial statement disclosures.
Mr. Narowski will assume the additional role of interim Chief Financial Officer upon Mr. Cox’s departure on November 20, 2009. The Company has engaged a leading executive search firm to conduct a search for a permanent replacement for Mr. Cox and expects that Mr. Narowski will serve as the interim Chief Financial Officer through the successful conclusion of the search process. Mr. Narowski has served in his current positions since October 2007. He served as the Principal Accounting Officer of the Company from February 2006 to October 2007 and Vice President, Corporate Controller of the Company from January 2000 to October 2007. Mr. Narowski is a New York State Certified Public Accountant.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at www.harrisinteractive.com. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are

©2009 Harris Interactive Inc.	All rights reserved.

cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit www.harrisinteractive.com.
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